Exhibit 99.1

Alight to appoint Finance Industry Veteran Stephen A. Lasher as Chief Financial Officer
Lasher brings more than 30 years of financial leadership experience across the services, technology and B2B sectors to Alight.

CHICAGO, IL. — June 4, 2026 — Alight, Inc. (NYSE: ALIT), a leading benefits administration provider of health, wealth and leave solutions, today announced that Stephen A. (Steve) Lasher will join the Company as Chief Financial Officer, effective June 15, 2026. Steve brings more than 30 years of financial leadership experience across the services, technology and B2B sectors to Alight.

“I am thrilled to welcome Steve to the Alight team,” said Rohit Verma, CEO of Alight. “Steve is exactly the caliber of financial leader we were looking for – someone with a deep background in financial strategy across the services, technology and B2B sectors, a proven ability to drive transformation at scale, and the kind of operating discipline and investor credibility that Alight needs at this stage of our journey. His appointment is a direct reflection of the confidence we have in Alight’s future, and I look forward to partnering with him as we continue to execute on our operating principles.”

Steve most recently served as Executive Vice President and Chief Financial Officer of Nasdaq listed Digital Turbine, where he led all aspects of the company’s worldwide financial operations. Previously, he served as Chief Financial Officer of Vonage, where he played a critical role in executing the company’s strategic initiatives, driving revenue growth, and leading its financial operations. Prior to Vonage, Steve spent 24 years at IBM Corporation in senior financial management roles of increasing responsibility, including Vice President of Finance for IBM Global Markets and Integrated Accounts, where he oversaw the financial operations of IBM’s approximately $70 billion global sales organization.

“I am honored to be joining Alight and excited about the opportunity ahead,” said Stephen Lasher, incoming CFO at Alight. “Alight serves a critical role in the lives of millions of employees and the organizations that care for them, and I believe deeply in the power of the platform the team has built. I look forward to working with Rohit and the entire Alight team to build on this foundation, strengthen our financial performance, and deliver long-term value for our clients, colleagues and stockholders.”

About Alight

Alight is a leading benefits administration provider of health, wealth, leave and point solutions for many of the world’s largest organizations and over 30 million people. Through the administration of employee benefits, Alight helps clients gain a benefits advantage while building a healthy and financially secure workforce by unifying the benefits ecosystem across health, wealth, wellbeing, absence management and navigation. Our Alight Worklife® platform empowers employers to gain a deeper understanding of their workforce and engage them throughout life’s most important moments with personalized benefits management and data-driven insights, leading to increased employee wellbeing, engagement and productivity. Learn more at alight.com.

Investors:
investor.relations@alight.com

Media Contact:
Mariana Fischbach
Alight Media Relations
mediarelations@alight.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding Alight’s ability to strengthen its financial performance and deliver long-term value for its stockholders. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks associated with competition, our ability to successfully execute the next phase of our strategic transformation, an inability to successfully execute on operational and technological enhancements designed to drive value for our clients or drive internal efficiencies, issues relating to the use of new and evolving technologies, such as Artificial Intelligence and Machine Learning, we may not achieve our financial projections, which could have an adverse effect on our business, operating results, and financial condition, cyber-attacks and security vulnerabilities and other significant disruptions in our information technology systems and networks that could expose us to legal liability, impair its reputation or have a negative effect on our results of operations, our handling of confidential, personal or proprietary data, actions or proposals from activist stockholders, and risks related to our compliance with applicable laws and regulations, including changes thereto. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2026, as such factors may be updated from time to time in Alight’s filings with the SEC, which are, or will be, accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be considered along with other factors noted in this presentation and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.